Exhibit 10.23

Exclusive Consulting and Service Agreement

This exclusive Consulting and Service Agreement (the "Agreement") is made and executed by and between the following parties (the "Parties") on October 26th, 2021 in Shanghai, China.

Party A:Nanjing Diji Biotech Co., LTD.

Address:20F, Building B, Phase I, Ecological Life Science Industrial Park, No. 3-1, New Jinhu Road, Jiangbei New District, Nanjing

Party B: Nanjing Diyang Medical Laboratory Co., LTD.,

Address:2005-2010, Building B, Phase I, Ecological Life Science Industrial Park, No. 3-1, New Jinhu Road, Jiangbei New District, Nanjing

In view of the fact that:

1. Party A is a limited liability company registered in China, has consulting resources and services;

2. Party B is a limited liability company registered in China. Party B is committed to the diagnosis and treatment services of medical laboratory department, clinical cytomolecular genetics department and pathology department.

3. Party A agrees to provide consulting and related services to Party B, and Party B agrees to accept the consultation and services provided by Party A.

Hereby, the two parties, through friendly negotiation and based on the principle of equality and mutual benefit, have reached the following agreement to abide by:

1. Consulting and services: exclusive and exclusive rights

1.1

During the term hereof, Party A agrees to provide Party B with relevant consulting and services as the exclusive consulting and service provider of Party B according to the terms hereof (see Annex 1 for details).

1.2

Party B agrees to accept the consultation and services provided by Party A during the validity of this Agreement. In consideration of the value of the consulting and services provided by Party A and the good cooperative relationship between the parties, Party B further agrees that Party A is Party B's exclusive consulting and service provider; During the term hereof, Party B shall not accept any consultation and service provided by any third party in respect of the business scope hereof, unless prior written consent is obtained from Party A.

1.3	Party A shall have exclusive and exclusive rights and interests in all rights, ownership,

interests and intellectual property rights (including but not limited to Copyrights, patent rights, technical secrets, trade secrets and others) arising from the performance of this Agreement, whether developed by Party A itself, by Party B based on Party A's intellectual property rights or by Party A based on Party B's intellectual property rights Party A shall not claim any rights, ownership, interests and intellectual property rights to Party A.

If the development is carried out by Party A based on Party B's intellectual property rights, Party B shall guarantee that the intellectual property rights are free of any defects, otherwise Party B shall bear the losses caused by Party A. If Party A is thus liable for compensation to any third party, Party A shall have the right to recover all its losses from Party B after such compensation has been made.

2. Calculation and payment of consulting and service fees (hereinafter referred to as "Service Fees")

2.1

Both parties agree that the fixed service fee for the first year shall be RMB 50,000 only, and the Service fees shall be agreed upon by both parties according to the actual situation for the following year .

3. Representations and Warranties

3.1	The parties represent and warrant as follows:

3.1.1 Party A is a company lawfully registered and validly existing in accordance with the laws of China;

3.1.2 Party A's performance of this Agreement within its corporate power and business scope has been authorized by the company as necessary, and has obtained the consent and approval of third parties and government departments, and does not violate any legal or contractual restrictions that are binding or affecting it;

3.1.3 Once signed, this Agreement shall constitute a legal, valid, binding and enforceable legal document for Party A.

3.2	Party B hereby represents and warrants as follows:

3.2.1 Party B is a legally registered and valid company in accordance with the laws of China;

3.2.2 Party B has signed and performed this Agreement within its corporate power and business scope, has obtained the necessary company authorization, and has obtained the consent and approval of the third party or the government department, and does not violate the legal or contractual restrictions that are binding or affecting it;

3.2.3 Once signed, this Agreement shall constitute a legal, valid, binding and enforceable legal document for Party B.

3.2.4 Party B has obtained the business license required to perform this Agreement, and Party B has sufficient rights and qualifications to engage in its current business and other business in China;

3.2.5 Party B shall promptly notify Party A of any situation that has or may have a material adverse impact on its business operation, and shall use its best efforts to prevent the occurrence of such situation and/or the expansion of losses;

4. Confidentiality Terms

4.1

Party A and Party B agree to treat any confidential data and information (hereinafter referred to as "Confidential Information") of important economic and commercial value to the Provider that they know or have access to. Both parties undertake to take all reasonable measures to keep confidential. Without the prior written consent of the Party providing the Confidential Information, such Confidential information shall not be disclosed, given or transferred to any third party (including the combination, merger, or direct or indirect control of the recipient of Confidential Information with a third party) except for the purpose of performing this Agreement. Upon termination of this Agreement, Party A and Party B shall return any documents, materials or software containing the Confidential Information to the original owner or provider of the Confidential Information, or destroy it by themselves with the consent of the original owner or provider, including deleting any Confidential Information from any relevant memory devices, and shall not continue to use such Confidential Information. Party A and Party B shall take necessary measures to disclose the Confidential information only to Party B's employees, agents or professional advisers who are necessary to know and to urge such employees, agents or professional advisers of Party B to comply with the confidentiality obligations hereunder. Party A and Party B, Party B's employees, agents or professional advisors shall sign a specific confidentiality agreement to be observed by each party.

4.2The above limitations do not apply to:

4.2.1 Information that has become generally available to the public at the time of disclosure:

4.2.2 Information that has become generally available to the public after the disclosure without the fault of Party A or Party B;

4.2.3 Party A or Party B can prove that the information is in its possession before disclosure and is not obtained directly or indirectly from other parties;

4.2.4 Party A or Party B shall, in accordance with laws and regulations or listing requirements, be obliged to disclose such confidential information to relevant government departments and stock trading institutions, or Party A or Party B shall disclose such confidential information to its direct legal advisors and financial advisors for its normal operation.

4.3The parties agree that this clause shall remain in effect irrespective of the change, rescinsion or termination of this Agreement.

5. Compensation

5.1

Except as otherwise provided in this Agreement, the parties shall be deemed to be in breach if they fail to perform or suspend all their obligations under this Agreement and fail to correct the above behaviors within 10 days after receiving the other party's notice, or if their representations and warranties are untrue.

5.2

If either party hereto violates this Agreement or any representation or warranty made herein, the non-breaching party may notify the breaching party in writing and require it to correct the breach within a reasonable period or within 10 days after receipt of the notice, take corresponding measures to effectively and timely avoid the occurrence of damage and continue to perform this Agreement. If the breaching party fails to correct the breach or take remedial measures within a reasonable period or within 10 days after the non-breaching party gives the written notice to correct the breach, the non-breaching party shall have the right, at its discretion, to terminate this Agreement or require the breaching Party to continue to perform its obligations hereunder. In case of any damage, the breaching party shall compensate the non-breaching party so that the non-breaching party can obtain all the rights and interests due to the performance of the contract.

5.3

If the breach of this Agreement by either party causes the other party to bear any cost, liability or suffer any loss (including but not limited to loss of profits of the Company), the breaching party shall compensate the non-breaching party for any such cost, liability or loss (including but not limited to interest paid or lost as a result of the breach and legal fees). The total amount of compensation to be paid to the non-breaching Party shall be the same as the loss caused by the breach, and such compensation shall include the benefits to be gained by the non-breaching party as a result of its performance, but such compensation shall not exceed the reasonable expectation of the parties.

5.4

If Party B fails to follow Party A's instructions, or improperly uses Party A's intellectual property rights or improper technical operation, and any claim is caused by Party B, Party B shall be fully liable. If Party B finds any person using Party A's intellectual property without legal authorization, Party B shall immediately notify Party A and cooperate with any action taken by Party A.

5.5	If both parties breach this Agreement, the amount of compensation to be paid shall be determined according to the degree of breach.

6. Entry into force, Performance and Validity

6.1	This Agreement is signed and entered into force on the date first indicated and shall remain in force for one year.

6.2

As of the effective date of this Agreement, the Exclusive Consulting and Service Agreement signed by both parties before the signing of this Agreement shall become invalid. The parties hereto shall follow the provisions hereof.

6.3	Unless Party A terminates this Agreement in advance, this Agreement shall continue to be effective during the term of Party B.

7. Termination

7.1	During the term of this Agreement, Party B shall not terminate this Agreement in advance.

7.2	Both parties may terminate this Agreement upon mutual agreement.

7.3	After the termination of this Agreement, the rights and obligations of the parties hereto under Article 4 and Article 5 shall continue to be valid.

8. Dispute resolution

8.1In the event of any dispute between the Parties regarding the interpretation and performance of the terms hereunder, the parties shall negotiate in good faith to resolve such dispute. If no agreement can be reached through negotiation, either party may submit the dispute to Jiangsu Arbitration Center of China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules in effect at that time. The place of arbitration shall be Nanjing, China, and the language of arbitration shall be Chinese. The arbitral award shall be final and binding upon both parties hereto. The provisions of this Article shall not be affected by the termination or rescission of this Agreement.

8.2

After the occurrence of a dispute, the parties hereto shall continue to exercise their other rights and perform their other obligations hereunder except for the disputed matters during the arbitration of the dispute.

9. Force Majeure

9.1	"Force majeure event" means any event beyond the reasonable control of the Party and unavoidable under the reasonable care of the affected party, including but not limited to acts of government, forces of nature, fire, explosion, storm, flood, earthquake, tide, lightning or war. However, the party whose credit, capital or financing needs seek to release from its obligations under this Agreement shall notify the other party of such release and the steps to be taken to complete its performance immediately.

9.2

In the event that the performance of this Agreement is delayed or hindered due to "force majeure event" as defined above, the party affected by the Force majeure shall not bear any liability under this Agreement to the extent that it is delayed or hindered. The party affected by the force majeure shall take appropriate measures to reduce or eliminate the impact of the "Force majeure event" and shall endeavour to resume the performance of obligations delayed or hindered by the "Force majeure event". Once the "Force majeure event" is eliminated or corrected or remedied, the parties agree to use their best efforts to resume performance under this Agreement.

10.Notify

Notices given by both parties to fulfill their rights and obligations under this Agreement shall be made in writing and sent by personal delivery, registered mail, postage prepaid mail, Courier service approved by both parties, or fax to the address as below.

Party A:Nanjing Diji Biotech Co., LTD.

Address:20F, Building B, Phase I, Ecological Life Science Industrial Park, No. 3-1, New Jinhu Road, Jiangbei New District, Nanjing

Contact: Guan Jumin

Phone: 18251908780

Fax No.: 025-58881077

E-mail: guanjumin@diacartacn.com

Party B:Nanjing DiyangMedical Laboratory Co., LTD.,

Address: 2005-2010, Building B, Phase I, Ecological Life Science Industrial Park, No. 3-1, New Jinhu Road, Jiangbei New District, Nanjing

Contact: Guan Jumin

Phone: 18251908780

Fax No.: 025-58881077

E-mail: guanjumin@diacartacn.com

11.Assignment of agreement

The parties hereby agree and confirm that Party B shall not transfer its rights and obligations hereunder to any third party without prior written consent of Party A. Party B hereby agrees and confirms that Party A may transfer its rights and obligations hereunder to its affiliates without Party B's consent, provided that Party B shall be notified of such transfer.

12.Segmentation of the agreement

The parties hereby affirm that this Agreement is a fair and reasonable agreement between the parties on the basis of equality and mutual benefit. If any provision of this Agreement is invalid or unenforceable due to inconsistency with the relevant law, such provision shall be invalid or unenforceable only within the jurisdiction of the relevant law and shall not affect the legal effect of other provisions of this Agreement.

13.Amendment and supplement

The Parties hereto shall amend and supplement this Agreement by written agreement. Any amendment and supplement to this Agreement duly signed by both parties hereto shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

14.Governing Law

The execution, validity, performance and interpretation of this Agreement and the settlement of disputes shall be governed by and construed in accordance with the laws of the People's Republic of China.

[No text below, the Exclusive Consulting and Services Agreement signed pages]

[No text, the Exclusive Consulting and Services Agreement signed page]

Nanjing Diji Biotech Co., LTD

Legal Representative,  Aiguo Zhang

Signed:	/s/ Aiguo Zhang

[No text, the Exclusive Consulting and Services Agreement signed page]

Nanjing DiyangMedical Laboratory Co., LTD

Legal Representative,  Zhang Heping

Signed:	/s/ Zhang Heping

Annex 1:

List of Consultations and Services

1. Provide consulting services and assistance related to the management and operation of Party B's business.

2. Provide the technical advice and technology transfer services.

3. Provide pre-job and on-the-job training services for personnel.

4. Provide technology development services.

5. Provide public relations services.

6. Provide short and medium term market development and market planning services.

7. Provide other technical services.